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                                                                   Exhibit 99.C2




                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated August 26, 2003, in the Registration Statement of Equity Opportunity Trust, Blue Chip Series 2003B.



                                ERNST & YOUNG LLP


New York, New York
August 26, 2003